CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated February 17, 2012 (for the USAA S&P 500 Index Fund, the USAA NASDAQ 100 Index Fund, the USAA Total Return Strategy Fund, the USAA Global Opportunities Fund, the USAA Real Return Fund, and the USAA Ultra Short-Term Bond Fund), February 20, 2012 (for the USAA Target Retirement Income Fund, the USAA Target Retirement 2020 Fund, the USAA Target Retirement 2030 Fund, the USAA Target Retirement 2040 Fund, and the USAA Target Retirement 2050 Fund), and February 27, 2012 (for the USAA Extended Market Index Fund) on the financial statements and financial highlights as of and for the period ended December 31, 2011 in the Post-Effective Amendment Number 70 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst and Young LLP

San Antonio, Texas
April 26, 2012